UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2011

RED MOUNTAIN RESOURCES, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	000-54444	27-1739487
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2515 McKinney Avenue, Suite 900, Dallas, Texas		75201
(Address of Principal Executive Offices)		(Zip Code)

(214) 871-0400
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 16, 2011, Red Mountain Resources, Inc. (the “Company”) issued a senior secured promissory note (the “Note”) to Hyman Belzberg, William Belzberg and Caddo Management, Inc. (collectively, the “Lenders”), in a principal amount of up to $4,000,000. Upon issuance of the Note, the Lenders advanced $500,000 to the Company. Upon perfection of the Lenders’ security interest in the collateral for the Note, the Company may request additional disbursements under the Note for the acquisition of certain properties. The Note bears interest at a rate of 12% per annum and matures on November 16, 2012 (the “Maturity Date”). On the date the Note was issued, the Company prepaid interest on the Note through November 30, 2011. Beginning on January 1, 2012, and on the first of each month thereafter until the Maturity Date, the Company will pay monthly installments of interest only. All accrued and unpaid interest and the unpaid principal balance are due and payable on the earlier of the Maturity Date or the date the Note is terminated, whether by its terms, by prepayment or by acceleration.

The Note is a senior obligation of the Company. All of the Company’s obligations under the Note are guaranteed, jointly and severally, by its wholly-owned subsidiaries, Black Rock Capital Inc. and RMR Operating, LLC (together, the “Subsidiaries”), pursuant to a guaranty agreement in favor of the Lenders, dated as of November 16, 2011. In addition, the Note will be secured by (a) first priority and second priority real property liens on the Company’s ownership or lease interest in certain developed and undeveloped oil and gas leases (including the properties to be purchased with the funds disbursed under the Note), together with all proceeds, interests, personal property and as-extracted collateral related to such interests, and (b) a stock pledge agreement with the Lenders, dated November 16, 2011, with respect to 2,233,000 shares of Cross Border Resources, Inc. owned by the Company.

The Note includes certain customary representations and warranties and covenants of the Company. In addition, the Company agreed not to become liable with respect to any indebtedness secured by the collateral or incur any lien on the collateral, except for certain specified types of liens.

The Note also includes certain customary events of default, including events of default relating to the representations, warranties and covenants in the Note, violations of the Note, bankruptcy proceedings and similar events involving the Company, the Lenders’ security interest and the collateral, the Company’s solvency, and defaults under the Company’s other material obligations and agreements. The Lenders may accelerate the Note immediately upon the occurrence of an event of default under the Note.

Neither the Company nor any of its affiliates has any material relationship with the Lenders other than with respect to the Note and related agreements.

The foregoing description is qualified in its entirety by reference to the Note, which is attached as Exhibit 10.15 to the Company’s Current Report on Form 8-K/A filed on November 18, 2011 and which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 22, 2011	RED MOUNTAIN RESOURCES, INC.

	By:	/s/ Alan W. Barksdale
Alan W. Barksdale
Chief Executive Officer